Exhibit 10.1

RESIGNATION AND FOUNDER AND CHAIRPERSON EMERITUS AGREEMENT

I, Matthew O’Hayer, acknowledge that, effective February 24, 2026 (the “Separation Date”), I have delivered my resignation as an employee, Board Member, and Executive Chairperson of Vital Farms, Inc. (the “Company”).

If I timely return this fully executed Agreement to the Company, then the Company will provide me with the following resignation benefits (the “Resignation Benefits”):

If I timely elect to continue benefits through COBRA for myself and my covered dependents, then the Company will cover the costs of those premiums (through direct pay or reimbursement, at the Company’s election) until the earlier of the expiration of my COBRA coverage or such time as I become eligible for coverage under a health, dental or vision insurance plan of a subsequent employer. I shall notify the Company immediately if I become eligible for benefits through a subsequent employer.

The Company will, effective immediately upon the Separation Date, retain me as a non-employee Advisor through December 31, 2026, which term shall renew automatically for successive one-year periods (the “Advisory Period”). During the Advisory Period, I will hold the title of “Founder and Chairperson Emeritus” Either party may terminate the Advisory Period upon 30 days’ notice to the other party, but the Company agrees that it will not terminate the Advisory Period before December 31, 2026, unless I breach my obligations under this Agreement or any other agreement between the Company and me. The Company and I shall, during the first 45 days of the Advisory Period, establish the economic terms applicable to the Advisory Period (which terms shall be reflected on Exhibit A, hereto). As of the Separation Date and for the duration of the Advisory Period (and provided I timely execute this Agreement), I shall be deemed to remain in Continuous Service (as that term is defined in the Company’s 2020 Equity Incentive Plan) or Service (as that term is defined in the Company’s 2013 Equity Incentive Plan) with no interruptions, such that my options (including incentive and non-qualified options) will continue to remain outstanding and eligible to continue to vest; provided, however, that any outstanding and unexercised incentive stock option that is not exercised within three (3) months following the Separation Date shall automatically convert to a non-qualified stock option and shall otherwise remain outstanding pursuant to the terms of such award. At the end of the Advisory Period, my services with the Company will terminate, the vesting of my options will cease, and the vested portion of my options will remain exercisable for the applicable post-termination exercise period (subject to terms of the option). Additionally, at the end of the Advisory Period (or earlier if requested by the Company), I will return to the Company all Company documents (and all copies thereof) and other Company property that I have had in my possession at any time. I agree to maintain the confidentiality of any non-public information or materials provided to me during my employment or Advisory Period and acknowledge that I may not trade in the Company’s stock while in possession of any material non-public information.

During the Advisory Period, I hereby grant the Company a license to continue to use my likeness in a manner materially consistent with its prior use. The license will terminate at the end of the Advisory Period

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unless I consent in writing to extend the license for one or more additional one-year periods. I hereby represent that: I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible; and I have not suffered any on- the-job injury for which I have not already filed a workers’ compensation claim.

I agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of my employment by the Company. Such cooperation includes, without limitation, making myself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse me for reasonable out-of-pocket expenses I incur in connection with any such cooperation (excluding fees for any personal attorney I may retain and foregone wages) and will make reasonable efforts to accommodate my scheduling needs. The compensation set forth on Exhibit A shall cover, among other things, compensation for my time in connection with such cooperation.

As part of this Agreement, I hereby release the Company, and its current and former directors, officers, employees, and representatives, from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, arising from or related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Agreement, including but not limited to any claims under the Age Discrimination in Employment Act. Nothing in this Agreement limits my ability to file a charge or complaint with any government agency, law enforcement agency, or commission (“Government Agencies”); limits my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company; limits my right to receive a government-issued award for information provided to any Government Agency in connection with a government whistleblower program or protected whistleblower activity; or waives any rights I may have under Section 7 of the National Labor Relations Act. To maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief. Notwithstanding the foregoing release, nothing in this Agreement shall release, waive, limit, or impair any obligations of the Company hereunder that expressly survive the termination of my employment, including without limitation the Company’s obligations with respect to (i) any of my vested or accrued rights as of the Separation Date, (ii) indemnification, advancement of expenses, or insurance coverage (including directors’ and officers’ liability insurance) to the extent required under applicable law, the Company’s organizational documents, or any written agreement, and (iii) any other obligations of the Company that by their terms are intended to survive the termination of my employment.

The Company hereby releases me, and my heirs, executors, administrators, representatives, successors, and assigns, from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, arising from or related to events, acts, conduct, or omissions arising out of my employment or Board membership with the Company or their termination occurring at any time prior to and including the date it signs this Agreement.

This Agreement, together with its exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof and supersedes any promises or representations related to the subject matter. This Agreement may only be modified by a writing signed by both me and a duly authorized officer of the Company. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile

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and electronic signatures shall be equivalent to original signatures.

I understand that, if I wish to accept the terms of this Agreement, then on or within twenty-one (21) days after my receipt of this Agreement, I must sign below and return the original to the Company. I acknowledge that I have been advised by this writing, that: (i) the release herein does not apply to any rights or claims that may arise after the date I sign this Agreement; (ii) I should consult with an attorney prior to signing this Agreement (although I may voluntarily elect not to do so); (iii) I have twenty-one (21) calendar days to consider this Agreement (although I may choose voluntarily to sign this Agreement earlier); (iv) I have seven (7) calendar days following the date I sign this Agreement to revoke it by providing written notice of the revocation to the Company; and (v) this Agreement will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth (8th) calendar day after I sign this Agreement.

/s/ Matthew O’Hayer

Matthew O’Hayer

Date: March 14, 2026

Agreed:

Vital Farms, Inc.

By: /s/ Russell Diez-Canseco

Name: Russell Diez-Canseco

Title: Executive Chairperson, President and CEO

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EXHIBIT A

Economic Terms Applicable to Advisory Period

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